EXHIBIT 5.1

[Milbank, Tweed, Hadley & McCloy LLP Letterhead]

June 6, 2006

Station Casinos, Inc.

2411 West Sahara Avenue

Las Vegas, Nevada 89102

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Station Casinos, Inc., a Nevada corporation (the “Company), in connection with its filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering the following securities to be offered from time to time by the Company on the terms to be determined at the time of the offering: (i) shares of the Company’s common stock, $0.01 par value (the “Common Stock”); (ii) shares of the Company’s preferred stock, $0.01 par value (the “Preferred Stock”), in one or more series; (iii) debt securities of the Company, in one or more series (the “Debt Securities”), which may be issued under a senior indenture, senior subordinated indenture or a subordinated indenture, as applicable (collectively, the “Indentures”); and (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities or any combination thereof (the “Warrants”), which may be issued pursuant to one or more warrant agreements to be entered into between the Company and a warrant agent or agents to be named, which may be sold independently or together with Common Stock, Preferred Stock and Debt Securities, and which may be separate from or attached to the Common Stock, Preferred Stock or Debt Securities subject to the applicable Warrants; and (v) such indeterminate amount of Debt Securities and number of shares of Common Stock and Preferred Stock as may be issued upon conversion, exchange or exercise of any Preferred Stock, and Warrants, as applicable, and as may be issued as a result of any stock split, stock dividend or similar event.

We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed it necessary to require as a basis for the opinions hereinafter expressed.  In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents.  As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement.

Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Debt Securities will be valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, at such time as:  (a) the terms of the Debt Securities and of their issuance and sale have been approved by appropriate action of the Company; (b) the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable indenture or supplemental indenture; and (c) the Debt Securities have been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto and the applicable indenture or supplemental indenture.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.

We hereby consent to the reference to us under the heading “Legal Matters” in the Prospectus constituting a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

Very truly yours,

Milbank, Tweed, Hadley & McCloy LLP

KJB/DJR